SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 14, 2001
(To Prospectus dated August 7, 2001)



                                 CWABS, INC.
                                  Depositor

                                 Countrywide
                               Home Loans, Inc.
                                    Seller

                     Countrywide Home Loans Servicing LP
                               Master Servicer


                   Asset-Backed Certificates, Series 2001-4

                                --------------


--------------------------
The Class A certificates
represent obligations of
the trust only and do not      The Class A Certificates
represent an interest in
or obligation of               o    This supplement relates to the offering of the Class A certificates of
CWABS, Inc.,                        the series referenced above. This supplement does not contain complete
Countrywide Home                    information about the offering of the Class A certificates. Additional
Loans, Inc.,                        information is contained in the prospectus supplement dated November 14,
Countrywide Home                    2001, prepared in connection with the offering of the offered
Loans Servicing LP or               certificates of the series referenced above and in the prospectus of the
any of their affiliates.            depositor dated August 7, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.
This supplement may be
used to offer and sell the     o    As of November 26, 2004, the certificate principal balance of the Class A
offered certificates only           certificates was $32,430,523.
if accompanied by the
prospectus supplement
and the prospectus.

--------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 28, 2004

                              THE MORTGAGE POOL

     As of November 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 480 Mortgage Loans having an aggregate Stated Principal Balance of approximately $59,730,523.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                       As of November 1, 2004
                                                    ---------------------------


Total Number of Mortgage Loans ...............................   480
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
       30-59 days ............................................       5.42%
       60-90 days ............................................       2.29%
       91 days or more (excluding pending foreclosures) ......       2.71%
                                                                    ------
       Total Delinquencies ...................................      10.42%
                                                                    ======
Foreclosures Pending .........................................       6.67%
                                                                     -----
Total Delinquencies and foreclosures pending .................      17.08%
                                                                    ======
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Eighteen (18) of the Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                         SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience


     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                              Delinquency and Foreclosure Experience
                              -------------------------------------------------------------------------
                                    As of December 31, 2001                 As of December 31, 2002
                              ------------------------------------   ----------------------------------
                              Principal Balance       Percentage      Principal Balance      Percentage
                              -----------------      ------------    ------------------     -----------
Total Portfolio               $9,081,242,926.99        100.00%        $10,499,524,957.75      100.00%
Delinquency Percentage
   30-59 Days                   $806,843,594.55          8.88%           $776,262,182.66        7.39%
   60-89 Days                    255,443,513.99          2.81             272,447,833.46        2.59
   90+ Days                      103,605,791.49          1.14             112,192,108.56        1.07
                              -----------------      ------------    ------------------     -----------
   Sub-Total                  $1,165,892,900.03         12.84%         $1,160,902,124.68       11.06%
                              -----------------      ------------    ------------------     -----------
Foreclosure Rate                $356,652,093.38          3.93%           $277,872,737.06        2.65%
Bankruptcy Rate                 $232,679,880.26          2.56%           $293,013,840.50        2.79%


                                              Delinquency and Foreclosure Experience
                              -------------------------------------------------------------------------
                                    As of December 31, 2003                 As of September 30, 2004
                              ------------------------------------   ----------------------------------
                              Principal Balance       Percentage      Principal Balance      Percentage
                              -----------------      ------------    ------------------     -----------
Total Portfolio               $20,666,799,653.23       100.00%        $40,212,778,798.96      100.00%
Delinquency Percentage
   30-59 Days                  $1,237,075,952.99         5.99%         $2,249,305,452.62        5.59%
   60-89 Days                     369,166,558.52         1.79             695,911,786.85        1.73
   90+ Days                       101,415,871.40         0.49             238,615,361.12        0.59
                              -----------------      ------------    ------------------     -----------
   Sub-Total                   $1,707,658,382.91         8.26%         $3,183,832,600.59        7.92%
                              -----------------      ------------    ------------------     -----------
Foreclosure Rate                 $322,166,334.41         1.56%           $473,634,378.89        1.18%
Bankruptcy Rate                  $305,504,468.46         1.48%           $412,090,615.40        1.02%

     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

     The Class A Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class A Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal." In addition to distributions of interest and principal as described above, the Class A Certificates will be entitled to receive any Available Funds remaining after payment of interest on and principal of the senior certificates and the subordinated certificates as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Residual Certificates."

     As of November 26, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class A Certificates was $32,430,523 and evidenc ed a beneficial ownership interest of approximately 54.29% in the Trust Fund. As of the Certificate Date, the Subordinate Offered Certificates had an aggregate principal balance of $27,300,000 and evidenced in the aggregate a beneficial ownership interest of approximately 45.71% in the Trust Fund.

     For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The November 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined in the Prospectus Supplement ; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 2.76% per annum, and the level of One-Month LIBOR remains constant at 2.42% per annum; (vi) the Pass- Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distributio n Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is December 28, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. As used in the table, 100% Prepayment Model means 23% PV and 30% CPR.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be exp ected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                       Percent of Certificate Principal
                             Balance Outstanding*

Adjustable Rate Mortgage Loans           0%      80%    100%    150%    200%
                                         --      ---    ----    ----    ----
(Percentages of the Prepayment Model)

          Distribution Date
          -----------------

Initial Percent....................     100%    100%   100%    100%    100%
December 25, 2005..................     100     100    100     91      71
December 25, 2006..................     100     95     82      55      34
December 25, 2007..................     100     74     60      34      17
December 25, 2008..................     100     58     44      21      8
December 25, 2009..................     100     45     32      13      4
December 25, 2010..................     100     35     24      8       2
December 25, 2011..................     100     27     17      5       1
December 25, 2012..................     100     21     13      3       1
December 25, 2013..................     100     16     9       2       *
December 25, 2014..................     100     13     7       1       *
December 25, 2015..................     100     10     5       1       *
December 25, 2016..................     100     7      3       *       *
December 25, 2017..................     100     5      2       *       *
December 25, 2018..................     100     4      2       *       *
December 25, 2019..................     100     3      1       *       *
December 25, 2020..................     96      2      1       *       *
December 25, 2021..................     90      2      1       *       *
December 25, 2022..................     84      1      *       *       *
December 25, 2023..................     77      1      *       *       *
December 25, 2024..................     70      1      *       *       *
December 25, 2025..................     62      1      *       *       *
December 25, 2026..................     53      *      *       *       *
December 25, 2027..................     44      *      *       *       *
December 25, 2028..................     33      *      *       *       *
December 25, 2029..................     22      *      *       *       *
December 25, 2030..................     10      *      *       *       *
December 25, 2031..................     *       *      *       *       0
December 25, 2032..................     *       *      *       *       0
December 25, 2033..................     0       0      0       0       0
Weighted Average Life (years)(2)...    21.94   5.77   4.59    2.87    1.95
Weighted Average Life (years)(1)(2)    14.49   1.66   1.33    0.82    0.49

------------------------------
(1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
(2) To the Optional Termination Date.
* Rounded to the nearest whole percentage.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In General

          Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class A Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax

Documentation Requirements" herein (which supersedes the discussion under the same caption in Annex I of the Prospectus Supplement).

     Certain U.S. Federal Income Tax Docume ntation Requirements

          A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for Non-U.S. Persons (W-8BEN). In general, Beneficial Owners of Certificates that are Non-U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Certificates are held through a Non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or Non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where Certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds

          (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. The term "Non-U.S. Person" means any person other than a U.S. Person.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and the Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     Although the Exemption has been amended since 2001, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Cla ss A Certificates.

                                    RATINGS

     The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide

Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                                     CWABS 2001-04


Summary of Mortgage Loans in the Mortgage Pool
(As of Reference Date)

Total Number of Loans                                                             480
Aggregate Principal Balance                                               $59,730,523
Average Principal                                                            $124,439                $4,306 to $628,946
Weighted Average Mortgage Rate                                                 8.813%                5.750% to 17.250%
Net Weighted Average Mortgage Rate                                             8.813%                5.750% to 17.250%
Weighted Average Original Term (months)                                           341                   120 to 360
Weighted Average Remaining Term (months)                                          302                    72 to 326
Weighted Average Original LTV                                                  77.86%                11.56% to 100.00%
Weighted Average Gross Margin                                                  6.574%                3.750% to 11.450%
Weighted Average Months to Next Adjustment                                          4                     1 to 6
Weighted Average Initial Periodic Cap                                          1.833%                1.000% to 3.000%
Weighted Average Subsequent Periodic Cap                                       1.368%                1.000% to 1.500%
Weighted Average Maximum Mortgage Rate                                        15.515%               12.125% to 22.500%
Weighted Average Minimum Mortgage Rate                                         6.574%               3.750% to 11.450%


                                              CWABS 2001-04

                                              LOAN PROGRAMS

                                     Number of                 Aggregate       Percentage of Mortgage
Loan Programs                      Mortgage Loans      Principal Balance     Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------
30Y LIB6M                                1                       115,919                0.19
2/28 LIB6M                              131                   20,329,702                34.04
3/27 LIB6M                               32                    5,302,697                8.88
10Yr Fixed - 2nd                         3                        57,990                0.10
15Yr Fixed                               47                    2,313,722                3.87
15Yr Fixed - 2nd                         51                    1,189,654                1.99
20Yr Fixed                               4                       171,404                0.29
20Yr Fixed - 2nd                         8                       238,668                0.40
30Yr Fixed                              170                   27,598,260                46.20
30/15 Fixed Balloon                      19                    2,013,735                3.37
30/15 Fixed Balloon - 2nd                14                      398,772                0.67
-------------------------------------------------------------------------------------------------------

Total                                   480              $    59,730,523               100.00         %
-------------------------------------------------------------------------------------------------------




                                       CURRENT PRINCIPAL BALANCES

Range of Current                     Number of                 Aggregate       Percentage of Mortgage
Principal Balance                  Mortgage Loans      Principal Balance     Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                      200                    5,964,182                9.99
$50,000.01 - $100,000.00                116                    7,664,036                12.83
$100,000.01 - $150,000.00                31                    3,649,736                6.11
$150,000.01 - $200,000.00                11                    1,869,329                3.13
$200,000.01 - $250,000.00                4                       831,483                1.39
$250,000.01 - $300,000.00                46                   13,090,665                21.92
$300,000.01 - $350,000.00                39                   12,507,335                20.94
$350,000.01 - $400,000.00                14                    5,283,974                8.85
$400,000.01 - $450,000.00                7                     3,033,733                5.08
$450,000.01 - $500,000.00                10                    4,673,989                7.83
$500,000.01 - $550,000.00                1                       533,114                0.89
$600,000.01 - $650,000.00                1                       628,946                1.05
-------------------------------------------------------------------------------------------------------

Total                                   480              $    59,730,523               100.00         %
-------------------------------------------------------------------------------------------------------



                                         CURRENT MORTGAGE RATES
                                     Number of                 Aggregate       Percentage of Mortgage
Current Mortgage Rates (%)         Mortgage Loans      Principal Balance     Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------
5.501 - 6.000                            1                       628,946                1.05
6.001 - 6.500                            1                       303,945                0.51
6.501 - 7.000                            10                    2,913,942                4.88
7.001 - 7.500                            18                    4,853,165                8.13
7.501 - 8.000                            73                   18,354,938                30.73
8.001 - 8.500                            43                    6,259,836                10.48
8.501 - 9.000                            57                    9,106,602                15.25
9.001 - 9.500                            35                    2,199,679                3.68
9.501 - 10.000                           40                    3,441,195                5.76
10.001 - 10.500                          38                    3,532,403                5.91
10.501 - 11.000                          38                    2,712,368                4.54
11.001 - 11.500                          20                    1,408,758                2.36
11.501 - 12.000                          14                      957,191                1.60



                                              CWABS 2001-04

                                         CURRENT MORTGAGE RATES

                                      Number of                Aggregate       Percentage of Mortgage
Current Mortgage Rates (%)         Mortgage Loans      Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------
12.001 - 12.500                          14                      448,585                0.75
12.501 - 13.000                          13                      525,520                0.88
13.001 - 13.500                          28                    1,135,155                1.90
13.501 - 14.000                          20                      504,001                0.84
14.001 - 14.500                           3                       88,414                0.15
14.501 - 15.000                           3                       67,006                0.11
15.001 - 15.500                           7                      188,284                0.32
15.501 - 16.000                           2                       55,676                0.09
16.001 - 16.500                           1                       18,422                0.03
17.001 - 17.500                           1                       26,495                0.04
-------------------------------------------------------------------------------------------------------

Total                                    480             $    59,730,523               100.00         %
-------------------------------------------------------------------------------------------------------



                                      MONTHS REMAINING TO MATURITY
                                      Number of                Aggregate       Percentage of Mortgage
Months Remaining to Maturity       Mortgage Loans              Principal      Loans in the Mortgage Pool
                                                                 Balance
-------------------------------------------------------------------------------------------------------
1 - 120                                   8                      192,422                0.32
121 - 180                                126                   5,781,450                9.68
181 - 300                                23                    2,027,604                3.39
301 - 360                                323                  51,729,046                86.60
-------------------------------------------------------------------------------------------------------

Total                                    480             $    59,730,523               100.00         %
-------------------------------------------------------------------------------------------------------




                                         ORIGINAL LOAN-TO-VALUE RATIOS
Range of Original                     Number of                Aggregate       Percentage of Mortgage
Loan-to-Value Ratios (%)           Mortgage Loans              Principal      Loans in the Mortgage Pool
                                                                 Balance
-------------------------------------------------------------------------------------------------------
0.01 - 50.00                             44                    2,731,703                4.57
50.01 - 55.00                             7                      863,623                1.45
55.01 - 60.00                            15                    1,625,222                2.72
60.01 - 65.00                            24                    1,937,535                3.24
65.01 - 70.00                            49                    7,635,795                12.78
70.01 - 75.00                            58                    6,490,246                10.87
75.01 - 80.00                            98                   14,578,820                24.41
80.01 - 85.00                            72                   10,958,445                18.35
85.01 - 90.00                            59                    9,764,619                16.35
90.01 - 95.00                             8                      608,024                1.02
95.01 - 100.00                           46                    2,536,491                4.25
-------------------------------------------------------------------------------------------------------

Total                                    480             $    59,730,523               100.00          %
-------------------------------------------------------------------------------------------------------



                                 GEOGRAPHIC DISTRIBUTION
                                      Number of                Aggregate       Percentage of Mortgage
State                              Mortgage Loans              Principal      Loans in the Mortgage Pool
                                                                 Balance
-------------------------------------------------------------------------------------------------------
Alabama                                   4                      352,051                0.59
Arkansas                                  2                       59,933                0.10


                                             CWABS 2001-04

                                        GEOGRAPHIC DISTRIBUTION

                                      Number of                Aggregate        Percentage Mortgage of
State                              Mortgage Loans      Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------
Arizona                                   5                      488,083                0.82
California                               73                   19,376,111                32.44
Colorado                                  8                    1,270,754                2.13
Delaware                                  2                       46,346                0.08
Florida                                  33                    2,462,120                4.12
Georgia                                  21                    1,903,216                3.19
Iowa                                      1                       10,072                0.02
Idaho                                     3                      754,038                1.26
Illinois                                  7                      972,013                1.63
Indiana                                  14                      627,054                1.05
Kansas                                    5                      113,255                0.19
Kentucky                                  4                      233,176                0.39
Louisiana                                14                    1,018,613                1.71
Massachusetts                             1                       28,535                0.05
Maryland                                  5                      993,154                1.66
Michigan                                 27                    3,093,322                5.18
Minnesota                                 1                      452,331                0.76
Missouri                                 12                    1,412,650                2.37
Mississippi                               4                      149,984                0.25
Montana                                   2                      152,879                0.26
North Carolina                           20                    1,711,595                2.87
Nebraska                                  3                      103,599                0.17
New Hampshire                             1                       64,083                0.11
New Jersey                                4                      592,736                0.99
New Mexico                                2                      184,466                0.31
Nevada                                    6                      854,081                1.43
New York                                 10                    1,823,827                3.05
Ohio                                     42                    2,358,764                3.95
Oklahoma                                  6                      250,222                0.42
Oregon                                    9                      915,355                1.53
Pennsylvania                             22                    2,852,758                4.78
South Carolina                           15                    1,197,655                2.01
South Dakota                              1                       37,855                0.06
Tennessee                                20                    1,067,593                1.79
Texas                                    42                    5,256,648                8.80
Utah                                      3                      353,118                0.59
Virginia                                  7                    1,336,715                2.24
Washington                               15                    2,365,231                3.96
Wisconsin                                 2                       85,872                0.14
West Virginia                             1                       59,671                0.10
Wyoming                                   1                      288,987                0.48
-------------------------------------------------------------------------------------------------------

Total                                    480             $    59,730,523               100.00         %
-------------------------------------------------------------------------------------------------------

                                              CWABS 2001-04



                                              LOAN PURPOSE

                                      Number of                Aggregate       Percentage of Mortgage
Loan Purpose                       Mortgage Loans      Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------
Refinance: Cash Out                      303                  40,616,459               68.00
Purchase                                 138                  13,688,178               22.92
Refinance: No Cash Out                   39                    5,425,886                9.08
-------------------------------------------------------------------------------------------------------

Total                                    480             $    59,730,523               100.00         %
-------------------------------------------------------------------------------------------------------




                                               OCCUPANCY
                                      Number of                Aggregate       Percentage of Mortgage
Occupancy Type                     Mortgage Loans      Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------
Primary Residence                        469                  58,580,989                98.08
Investor Property                        10                    1,085,895                1.82
Secondary Residence                       1                       63,639                0.11
-------------------------------------------------------------------------------------------------------

Total                                    480             $         59,730,523               100.00    %
-------------------------------------------------------------------------------------------------------




                                         DOCUMENTATION PROGRAM
                                      Number of                Aggregate       Percentage of Mortgage
Documentation Type                 Mortgage Loans      Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------
Full/Alternative                         426                  49,300,644                82.54
Preferred                                42                    8,855,516                14.83
No Ratio                                 12                    1,574,363                2.64

-------------------------------------------------------------------------------------------------------
Total                                    480             $    59,730,523               100.00         %
-------------------------------------------------------------------------------------------------------



                                              GROSS MARGIN
                                      Number of                Aggregate       Percentage of Mortgage
Gross Margin                       Mortgage Loans      Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------
3.001 - 4.000                             1                      628,946                2.44
4.001 - 5.000                             6                    1,128,499                4.38
5.001 - 6.000                            37                    7,630,978                29.64
6.001 - 7.000                            70                   11,076,008                43.02
7.001 - 8.000                            20                    2,337,502                9.08
8.001 - 9.000                            11                    1,318,871                5.12
9.001 - 10.000                           13                    1,253,032                4.87
10.001 - 11.000                           5                      328,328                1.28



                                              GROSS MARGIN

                                      Number of                Aggregate        Percentage of Mortgage
Gross Margin                       Mortgage Loans      Principal Balance      Loans in the Mortgage Pool

-------------------------------------------------------------------------------------------------------
11.001 - 12.000                           1                       46,155                0.18
-------------------------------------------------------------------------------------------------------

Total                                    164             $    25,748,318               100.00         %
-------------------------------------------------------------------------------------------------------




                                        NEXT RATE ADJUSTMENT DATE

Next Rate                             Number of                Aggregate       Percentage of Mortgage
Adjustment Date                    Mortgage Loans      Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------
11/04                                     2                      159,619                0.62
12/04                                    18                    3,658,962                14.21
01/05                                    11                    1,648,892                6.40
02/05                                    17                    2,283,154                8.87
03/05                                    34                    5,867,471                22.79
04/05                                    44                    6,361,451                24.71
05/05                                    38                    5,768,769                22.40
-------------------------------------------------------------------------------------------------------

Total                                    164             $    25,748,318               100.00         %
-------------------------------------------------------------------------------------------------------




                                     MONTHS TO NEXT ADJUSTMENT DATE

Number of Months to                   Number of                Aggregate       Percentage of Mortgage
Next Adjustment Date (Months)      Mortgage Loans              Principal      Loans in the Mortgage Pool
                                                                 Balance
-------------------------------------------------------------------------------------------------------
0 - 6                                    164                  25,748,318               100.00
-------------------------------------------------------------------------------------------------------

Total                                    164             $    25,748,318               100.00         %
-------------------------------------------------------------------------------------------------------




                                          MAXIMUM MORTGAGE RATE

                                      Number of                Aggregate       Percentage of Mortgage
Maximum Mortgage Rates(%)          Mortgage Loans              Principal      Loans in the Mortgage Pool
                                                                 Balance
-------------------------------------------------------------------------------------------------------
Greater than 10.00                       164                  25,748,318               100.00
-------------------------------------------------------------------------------------------------------

Total                                    164             $    25,748,318               100.00          %
-------------------------------------------------------------------------------------------------------




                                        INITIAL PERIODIC RATE CAP

Initial Periodic                      Number of                Aggregate       Percentage of Mortgage
Rate Cap(%)                        Mortgage Loans      Principal Balance      Loans in the Mortgage Pool

-------------------------------------------------------------------------------------------------------
1.000                                    13                    1,999,396                7.77
1.500                                    104                  16,331,610                63.43
2.000                                     6                    1,540,479                5.98
3.000                                    41                    5,876,833                22.82
-------------------------------------------------------------------------------------------------------

Total                                    164             $    25,748,318               100.00          %
-------------------------------------------------------------------------------------------------------




                                              CWABS 2001-04

                                      SUBSEQUENT PERIODIC RATE CAP
Subsequent                            Number of                Aggregate       Percentage of Mortgage
Rate Cap(%)                        Mortgage Loans      Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------
1.000                                    43                    6,803,300                26.42
1.500                                    121                  18,945,018                73.58
-------------------------------------------------------------------------------------------------------

Total                                    164             $    25,748,318               100.00          %
-------------------------------------------------------------------------------------------------------





                                          MINIMUM MORTGAGE RATE
                                      Number of                Aggregate       Percentage of Mortgage
Minimum Mortgage Rates(%)          Mortgage Loans      Principal Balance      Loans in the Mortgage Pool
-------------------------------------------------------------------------------------------------------
3.001 - 4.000                             1                      628,946                 2.44
4.001 - 5.000                             6                    1,128,499                 4.38
5.001 - 6.000                            37                    7,630,978                29.64
6.001 - 7.000                            70                   11,076,008                43.02
7.001 - 8.000                            20                    2,337,502                 9.08
8.001 - 9.000                            11                    1,318,871                 5.12
9.001 - 10.000                           13                    1,253,032                 4.87
10.001 - 11.000                           5                      328,328                 1.28
11.001 - 12.000                           1                       46,155                 0.18
-------------------------------------------------------------------------------------------------------

Total                                      164          $     25,748,318               100.00         %
-------------------------------------------------------------------------------------------------------

                                  EXHIBIT 2


        THE                                                                                   Distribution Date: 11/26/04
       BANK OF
        NEW
       YORK

101 Barclay St., 8E New
York, NY 10286

Officer:   Courtney Bartholomew                                     Countrywide Home Loans
           212-815-3236                                            Asset-Backed Securities
 Associate: AnnMarie Cassano                                            Series 2001-4
           212-815-8318



                                      Certificateholder Monthly Distribution Summary
-------------------------------------------------------------------------------------------------------------------------
                                              Certificate                          Pass
                                 Class            Rate           Beginning        Through      Principal       Interest
   Class        Cusip         Description         Type            Balance         Rate (%)    Distribution   Distribution
-------------------------------------------------------------------------------------------------------------------------

     A        126671NK8         Senior        Var-Act/360      36,765,908.40      2.272500    4,335,385.81     74,267.13
    AIO       126671NL6        Strip IO        Var-30/360      64,065,908.40      4.514283            0.00    237,199.80
    AR        126671NR3         Senior        Var-Act/360               0.00      2.272500            0.00          0.00
-------------------------------------------------------------------------------------------------------------------------
    M1        126671NM4        Mezzanine      Var-Act/360       8,775,000.00      2.782500            0.00     21,703.50
    M2        126671NN2        Mezzanine      Var-Act/360       5,850,000.00      3.232500            0.00     16,809.00
    B1        126671NP7         Junior        Var-Act/360       4,875,000.00      3.782500            0.00     16,390.83
    B2        126671NQ5         Junior        Var-Act/360       7,800,000.00      4.332500            0.00     30,038.67
-------------------------------------------------------------------------------------------------------------------------
  Totals                                                       64,065,908.40                  4,335,385.81    396,408.93
-------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------
                             Current                      Cumulative
                Total        Realized       Ending         Realized
   Class     Distribution     Losses        Balance         Losses
--------------------------------------------------------------------
     A       4,409,652.94      0.00     32,430,522.59        0.00
    AIO        237,199.80      0.00     59,730,522.59        0.00
    AR               0.00      0.00              0.00        0.00
--------------------------------------------------------------------
    M1          21,703.50      0.00      8,775,000.00        0.00
    M2          16,809.00      0.00      5,850,000.00        0.00
    B1          16,390.83      0.00      4,875,000.00        0.00
    B2          30,038.67      0.00      7,800,000.00        0.00
--------------------------------------------------------------------
  Totals     4,731,794.74      0.00     59,730,522.59        0.00
--------------------------------------------------------------------

For Class AIO the interest distribution includes $2.98 investment earnings from the fixed carryover reserve fund.




        THE                                                                                 Distribution Date: 11/26/04
       BANK OF
        NEW
       YORK

101 Barclay St., 8E New
York, NY 10286

Officer:   Courtney Bartholomew                                     Countrywide Home Loans
           212-815-3236                                            Asset-Backed Securities
 Associate: AnnMarie Cassano                                            Series 2001-4
           212-815-8318



                                             Principal Distribution Detail

---------------------------------------------------------------------------------------------------------------------
                              Original       Beginning       Scheduled                    Unscheduled        Net
                            Certificate     Certificate      Principal      Accretion      Principal      Principal
   Class        Cusip         Balance         Balance       Distribution    Principal     Adjustments    Distribution
---------------------------------------------------------------------------------------------------------------------
     A        126671NK8   362,700,000.00   36,765,908.40    4,335,385.81          0.00          0.00     4,335,385.81
    AIO       126671NL6   390,000,100.00   64,065,908.40            0.00          0.00          0.00             0.00
    AR        126671NR3           100.00            0.00            0.00          0.00          0.00             0.00
---------------------------------------------------------------------------------------------------------------------
    M1        126671NM4     8,775,000.00    8,775,000.00            0.00          0.00          0.00             0.00
    M2        126671NN2     5,850,000.00    5,850,000.00            0.00          0.00          0.00             0.00
    B1        126671NP7     4,875,000.00    4,875,000.00            0.00          0.00          0.00             0.00
    B2        126671NQ5     7,800,000.00    7,800,000.00            0.00          0.00          0.00             0.00
---------------------------------------------------------------------------------------------------------------------
Totals                    390,000,100.00   64,065,908.40    4,335,385.81          0.00          0.00     4,335,385.81
---------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------
                  Current         Ending        Ending
                 Realized      Certificate    Certificate
   Class          Losses         Balance        Factor
------------------------------------------------------------
     A               0.00   32,430,522.59  0.08941417863
    AIO              0.00   59,730,522.59  0.15315514686
    AR               0.00            0.00  0.00000000000
------------------------------------------------------------
    M1               0.00    8,775,000.00  1.00000000000
    M2               0.00    5,850,000.00  1.00000000000
    B1               0.00    4,875,000.00  1.00000000000
    B2               0.00    7,800,000.00  1.00000000000
------------------------------------------------------------
Totals               0.00   59,730,522.59
------------------------------------------------------------




        THE                                                                                             Distribution Date: 11/26/04
       BANK OF
        NEW
       YORK

101 Barclay St., 8E New
York, NY 10286

Officer:   Courtney Bartholomew                                     Countrywide Home Loans
           212-815-3236                                            Asset-Backed Securities
 Associate: AnnMarie Cassano                                            Series 2001-4
           212-815-8318






                                                    Interest Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
             Beginning        Pass       Accrued      Cumulative                Total          Net         Unscheduled
            Certificate     Through      Optimal        Unpaid     Deferred    Interest     Prepayment      Interest      Interest
  Class       Balance       Rate (%)     Interest      Interest    Interest      Due      Int Shortfall    Adjustment       Paid
----------------------------------------------------------------------------------------------------------------------------------
    A      36,765,908.40    2.272500    74,267.13           0.00      0.00     74,267.13       0.00           0.00        74,267.13
   AIO     64,065,908.40    4.514283   241,009.71     544,102.97      0.00    241,009.71       0.00           0.00       237,199.80
   AR               0.00    2.272500         0.00           0.00      0.00          0.00       0.00           0.00             0.00
----------------------------------------------------------------------------------------------------------------------------------
   M1       8,775,000.00    2.782500    21,703.50           0.00      0.00     21,703.50       0.00           0.00        21,703.50
   M2       5,850,000.00    3.232500    16,809.00           0.00      0.00     16,809.00       0.00           0.00        16,809.00
   B1       4,875,000.00    3.782500    16,390.83           0.00      0.00     16,390.83       0.00           0.00        16,390.83
   B2       7,800,000.00    4.332500    30,038.67           0.00      0.00     30,038.67       0.00           0.00        30,038.67
----------------------------------------------------------------------------------------------------------------------------------
 Totals    64,065,908.40               400,218.84     544,102.97      0.00    400,218.84       0.00           0.00       396,408.93
----------------------------------------------------------------------------------------------------------------------------------



        THE                                                                                             Distribution Date: 11/26/04
       BANK OF
        NEW
       YORK

101 Barclay St., 8E New
York, NY 10286

Officer:   Courtney Bartholomew                                     Countrywide Home Loans
           212-815-3236                                            Asset-Backed Securities
 Associate: AnnMarie Cassano                                            Series 2001-4
           212-815-8318


                                                    Current Payment Information
                                                         Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                              Original      Beginning Cert.                                        Ending Cert.          Pass
                            Certificate        Notional           Principal        Interest          Notional           Through
   Class        Cusip         Balance          Balance          Distribution     Distribution        Balance            Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
     A        126671NK8   362,700,000.00      101.367268817     11.953090185      0.204761883        89.414178632       2.272500
    AIO       126671NL6   390,000,100.00      164.271517879      0.000000000      0.608204462       153.155146858       4.514283
    AR        126671NR3           100.00        0.000000000      0.000000000      0.000000000         0.000000000       2.272500
-----------------------------------------------------------------------------------------------------------------------------------
    M1        126671NM4     8,775,000.00    1,000.000000000      0.000000000      2.473333333     1,000.000000000       2.782500
    M2        126671NN2     5,850,000.00    1,000.000000000      0.000000000      2.873333333     1,000.000000000       3.232500
    B1        126671NP7     4,875,000.00    1,000.000000000      0.000000000      3.362222222     1,000.000000000       3.782500
    B2        126671NQ5     7,800,000.00    1,000.000000000      0.000000000      3.851111111     1,000.000000000       4.332500
-----------------------------------------------------------------------------------------------------------------------------------
  Totals                  390,000,100.00      164.271517879     11.116371021      1.016432893       153.155146858
-----------------------------------------------------------------------------------------------------------------------------------



        THE
       BANK OF
        NEW
       YORK

101 Barclay St., 8E New
York, NY 10286

Officer:   Courtney Bartholomew                                     Countrywide Home Loans
           212-815-3236                                            Asset-Backed Securities
 Associate: AnnMarie Cassano                                            Series 2001-4
           212-815-8318


Pool Level Data
Distribution Date                                       11/26/04
Cut-off Date                                             11/1/01
Determination Date                                       11/1/04
Accrual Period 30/360                       Begin        10/1/04
                                            End          11/1/04
Number of Days in 30/360 Accrual Period                       30

Accrual Period Actual Days                  Begin       10/25/04
                                            End         11/26/04
Number of Days in Actual Accrual Period                       32


--------------------------------------------------------------------------------------------------------------------------------
                                                   Collateral Information                                          Group 1

Cut-Off Date Balance                                                                                            390,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                                64,065,908.40
Ending Aggregate Pool Stated Principal Balance                                                                   59,730,522.59

Beginning Aggregate Certificate Stated Principal Balance                                                         64,065,908.40
Ending Aggregate Certificate Stated Principal Balance                                                            59,730,522.59

Beginning Aggregate Loan Count                                                                                             505
Loans Paid Off or Otherwise Removed Pursuant to PSA                                                                         25
Ending Aggregate Loan Count                                                                                                480

Beginning Weighted Average Loan Rate (WAC)                                                                           8.804239%
Ending Weighted Average Loan Rate (WAC)                                                                              8.813352%

Beginning Net Weighted Average Loan Rate                                                                             8.280683%
Ending Net Weighted Average Loan Rate                                                                                8.288764%

Weighted Average Maturity (WAM) (Months)                                                                                   304

Servicer Advances                                                                                                   131,729.89

Aggregate Pool Prepayment                                                                                         4,273,776.89
Pool Prepayment Rate (CPR)                                                                                             56.3639

--------------------------------------------------------------------------------------------------------------------------------




        THE
       BANK OF
        NEW
       YORK

101 Barclay St., 8E New
York, NY 10286

Officer:   Courtney Bartholomew                                     Countrywide Home Loans
           212-815-3236                                            Asset-Backed Securities
 Associate: AnnMarie Cassano                                            Series 2001-4
           212-815-8318


-------------------------------------------------------------------------------------------------------------------------
                      Delinquency Information                                            Group 1
-------------------------------------------------------------------------------------------------------------------------

30-59 Days                 Balance                               2,726,628.25                                   4.564883%
                           # of loans                                      26                                   5.416667%

60-89 Days                 Balance                                 883,562.10                                   1.479247%
                           # of loans                                      11                                   2.291667%

90+ Days                   Balance                               2,032,502.73                                   3.402787%
                           # of loans                                      13                                   2.708333%

Total                      Balance                               5,642,693.08                                   9.446917%
                           # of loans                                      50                                  10.416667%
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                     Foreclosure Information                                             Group 1
-------------------------------------------------------------------------------------------------------------------------
30-59 Days                 Balance                                       0.00                                   0.000000%
                           # of loans                                       0                                   0.000000%

60-89 Days                 Balance                                 514,193.70                                   0.860856%
                           # of loans                                       6                                   1.250000%

90+ Days                   Balance                               3,653,839.21                                   6.117206%
                           # of loans                                      26                                   5.416667%

Total                      Balance                               4,168,032.91                                   6.978062%
                           # of loans                                      32                                   6.666667%
-------------------------------------------------------------------------------------------------------------------------




        THE
       BANK OF
        NEW
       YORK

101 Barclay St., 8E New
York, NY 10286

Officer:   Courtney Bartholomew                                     Countrywide Home Loans
           212-815-3236                                            Asset-Backed Securities
 Associate: AnnMarie Cassano                                            Series 2001-4
           212-815-8318



-------------------------------------------------------------------------------------------------------------------------
                     Bankruptcy Information                                              Group 1
-------------------------------------------------------------------------------------------------------------------------
30-59 Days                 Balance                                       0.00                                   0.000000%
                           # of loans                                       0                                   0.000000%

60-89 Days                 Balance                                       0.00                                   0.000000%
                           # of loans                                       0                                   0.000000%

90+ Days                   Balance                               2,674,481.02                                   4.477578%
                           # of loans                                      24                                   0.000000%

Total                      Balance                               2,674,481.02                                   4.477578%
                           # of loans                                      24                                   0.000000%
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                        REO Information                                                  Group 1
-------------------------------------------------------------------------------------------------------------------------
30-59 Days                 Balance                                       0.00                                   0.000000%
                           # of loans                                       0                                   0.000000%

60-89 Days                 Balance                                       0.00                                   0.000000%
                           # of loans                                       0                                   0.000000%

90+ Days                   Balance                               2,863,123.39                                   4.793401%
                           # of loans                                      18                                   0.000000%

Total                      Balance                               2,863,123.39                                   4.793401%
                           # of loans                                      18                                   0.000000%
-------------------------------------------------------------------------------------------------------------------------

        THE
       BANK OF
        NEW
       YORK

101 Barclay St., 8E New
York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                                Asset-Backed Securities
 Associate: AnnMarie Cassano                                Series 2001-4
           212-815-8318




------------------------------------------------------------------------------------------------------------------------
                                             Aggregate Book Value / Loss Info
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                                                       Group 1
Book Value of all REO Loans                                                                               0.00
Percentage of Total Pool Balance                                                                     0.000000%

Current Realized Losses                                                                                   0.00
Additional (Gains)/Losses                                                                                 0.00
Cumulative Losses                                                                                         0.00
------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------
                                              Credit Enhancement Information
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Protection                                               Original                                               Current
Bankruptcy Loss                                              0.00                                                   0.00
Bankruptcy Percentage                                   0.000000%                                              0.000000%
Credit/Fraud Loss                                            0.00                                           3,900,001.00
Credit/Fraud Loss Percentage                            0.000000%                                              6.529327%
Special Hazard Loss                                          0.00                                                   0.00
Special Hazard Loss Percentage                          0.000000%                                              0.000000%
------------------------------------------------------------------------------------------------------------------------

        THE
       BANK OF
        NEW
       YORK

101 Barclay St., 8E New
York, NY 10286

Officer:   Courtney Bartholomew           Countrywide Home Loans
           212-815-3236                   Asset-Backed Securities
 Associate: AnnMarie Cassano                   Series 2001-4
           212-815-8318


------------------------------------------------------------------------------
                          Class Subordination Levels
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Class                                 Original                         Current
-----                                 --------                         -------
Class A                         362,700,100.00                   32,430,522.59
Class A Percentage                  93.000002%                      54.294724%

Class M1                          8,775,000.00                    8,775,000.00
Class M1 Percentage                  2.249999%                      14.690981%

Class M2                          5,850,000.00                    5,850,000.00
Class M2 Percentage                  1.500000%                       9.793988%

Class B1                          4,875,000.00                    4,875,000.00
Class B1 Percentage                  1.250000%                       8.161656%

Class B2                          7,800,000.00                    7,800,000.00
Class B2 Percentage                  1.999999%                       13.058650%
------------------------------------------------------------------------------

        THE
       BANK OF
        NEW
       YORK

101 Barclay St., 8E New
York, NY 10286

Officer:   Courtney Bartholomew           Countrywide Home Loans
           212-815-3236                   Asset-Backed Securities
 Associate: AnnMarie Cassano                   Series 2001-4
           212-815-8318


------------------------------------------------------------------------------
    Certificate Account - Deposits
------------------------------------------------------------------------------

Beginning Balance                                                        -5.42

Payments of Interest and Principal                                4,801,135.43
Liquidation Proceeds                                                      0.00
All Other Proceeds                                                        0.00
Other Amounts                                                             0.00
                                                                  ------------
Total Deposits                                                    4,801,135.43
------------------------------------------------------------------------------

   Certificate Account - Withdrawals

Reimbursement of Servicer Advances                                        0.00
Payment of Master Servicer Fees                                      22,881.24
Payment of Sub Servicer Fees                                            922.87
Payment of Other Fees                                                     0.00
Payment of Insurance Premium(s)                                           0.00
Payment of Personal Mortgage Insurance                               45,539.55
Other Permitted Withdrawals per the PSA                                   0.00
Payment of Principal and Interest                                 4,731,794.75
                                                                  ------------
Total Withdrawals                                                 4,801,138.41

Ending Balance                                                           -8.40
------------------------------------------------------------------------------

        THE
       BANK OF
        NEW
       YORK

101 Barclay St., 8E New
York, NY 10286

Officer:   Courtney Bartholomew           Countrywide Home Loans
           212-815-3236                   Asset-Backed Securities
 Associate: AnnMarie Cassano                   Series 2001-4
           212-815-8318


------------------------------------------------------------------------------
                       PPIS/Compensating Interest Detail
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                                                       Group 1
------------------------------------------------------------------------------
Total Gross Prepayment Interest Shortfall                             3,812.89
Compensation for Gross PPIS from Servicing Fees                       3,812.89
Other Gross PPIS Compensation                                             0.00
Total Net PPIS (Non-Supported PPIS)                                       0.00
------------------------------------------------------------------------------

        THE
       BANK OF
        NEW
       YORK

101 Barclay St., 8E New
York, NY 10286

Officer:   Courtney Bartholomew           Countrywide Home Loans
           212-815-3236                   Asset-Backed Securities
 Associate: AnnMarie Cassano                   Series 2001-4
           212-815-8318



------------------------------------------------------------------------------
                        Seller Loss Coverage Obligation
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Original Seller Loss Coverage Amount                              7,800,000.00
Current Loss Amount                                                  83,452.65
Cumulative Loss Amount                                            1,346,888.11
Seller Loss Coverage Remaining Balance                            6,453,111.89
------------------------------------------------------------------------------


------------------------------------------------------------------------------
                            Prefunding Information
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Beginning Prefunding Amount                                               0.00
Ending Prefunding Amount                                                  0.00
------------------------------------------------------------------------------

        THE
       BANK OF
        NEW
       YORK

101 Barclay St., 8E New
York, NY 10286

Officer:   Courtney Bartholomew                Countrywide Home Loans
           212-815-3236                        Asset-Backed Securities
 Associate: AnnMarie Cassano                        Series 2001-4
           212-815-8318



                            Loan Level Loss Detail

Group            Loan ID        Liquidation Balance     Liquidation Proceeds Realized Loss

Group 1
                     N/A
